UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska              69160
     (Address of principal executive offices)                         (Zip Code)

Registrant’s telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Cabela’s Incorporated (the “Company”) was held on December 13, 2016. Shareholders voted on the matters set forth below.

1.	Election of Directors: The ten nominees for election to the Company’s Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Theodore M. Armstrong	48,493,078	1,033,596	34,777	8,561,536
James W. Cabela	48,926,088	617,172	18,191	8,561,536
John H. Edmondson	47,932,402	1,592,721	36,328	8,561,536
Dennis Highby	48,863,973	676,666	20,812	8,561,536
Michael R. McCarthy	47,892,224	1,325,862	343,365	8,561,536
Thomas L. Millner	48,322,200	1,216,479	22,772	8,561,536
Donna M. Milrod	48,359,884	931,800	269,767	8,561,536
Beth M. Pritchard	47,978,139	1,549,226	34,086	8,561,536
Peter S. Swinburn	48,356,568	920,959	283,924	8,561,536
James F. Wright	44,572,126	4,706,745	282,580	8,561,536

2.
Ratification of Appointment of Independent Registered Public Accounting Firm: The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2016 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
57,647,181	460,054	15,752	-0-

3.	Advisory Vote on Executive Compensation (Say on Pay): The advisory vote on executive compensation was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
48,082,772	1,416,390	62,289	8,561,536

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated:	December 14, 2016	By:	/s/ Ralph W. Castner
Ralph W. Castner
Executive Vice President and Chief Financial Officer